SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 21, 2009

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2009, Steven M. Abreu notified the Board of Directors (the “Board”) of New York Mortgage Trust, Inc. (the “Company”) of his decision to resign from the Board effective as of the close of business on December 21, 2009 due to the demands and requirements of a new position that he recently accepted.  Mr. Abreu will also resign his positions on each of the Board committees on which he serves. Mr. Abreu has no disagreement with the Company on any matter, including and without limitation, matters related to the Company’s operations, finances, policies or practices. The Board of Directors of the Company is in the process of identifying a qualified candidate to replace Mr. Abreu on the Board and the various committees on which he served.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: December 23, 2009	By:	/s/ Steven R. Mumma
Steven R. Mumma Chief Executive Officer, President and Chief Financial Officer